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                                                                       EXHIBIT 2
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Tower Semiconductor Ltd. (the "Company"), on Form F-3 (No. 333-85090) and Form S-8 (Nos. 33-80947, 333-06482, 333-11720 and 333-83204), of our report dated
February 24, 2003 relating to the consolidated financial statements of the Company as of December 31, 2002 and for the year then ended, appearing in the Company's Report on Form 6-K for the month of March 2003, and to the reference to us under the heading "Experts" in any prospectus included in such Registration Statements.






Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte, Touch, Tohmatsu

Tel Aviv, Israel
March 10, 2003
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